                                                                   Exhibit 10.3

                      PROMISSORY NOTE & SECURITY AGREEMENT


$650,000                                                    San Jose, California


                                                               December 19, 1996

        FOR VALUE RECEIVED, RICHARD DAVIS ("Borrower"), intending to be legally bound hereby, promises to pay to FLEXTRONICS INTERNATIONAL USA, INC. a California corporation ("Payee") at such place as Payee may direct, the principal sum of Six Hundred Fifty Thousand United States Dollars ($650,000) no later than February 28, 1997.

        Interest shall accrue from the date hereof on the unpaid principal amount of this Note at a rate of 7.0% compounded monthly.

        As security for the payment and performance of this promissory note, Borrower hereby grants to Payee, a security interest in all shares of Flextronics International Ltd. Stock owned by the Borrower.

        If Borrower shall fail to pay the full principal amount of this Note and accrued interest thereon on the Payment Date, Payee shall be entitled to exercise its remedies under this NOTE or otherwise available to it at law or in equity. The remedies of Payee shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

        In any action brought by Payee to enforce payment hereunder or to enforce or defend any provision hereof, Borrower agrees to reimburse Payee for all costs incurred in connection therewith, including attorneys' fees and disbursements.

        This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Borrower intending to be legally bound hereby, has caused this Note to be executed by a duly authorized officer and duly attested as of the day and year first above written.


                                        /s/ Richard Davis
                                        ---------------------------------
                                        RICHARD DAVIS



For and behalf of
FLEXTRONICS INTERNATIONAL USA, INC.


/s/ Michael Marks
-----------------------------
Michael Marks